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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2003

Career Education Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of incorporation)	0-23245 (Commission File Number)	36-3932190 (IRS Employer Identification No.)
2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL (Address of Principal Executive Offices)		60195 (Zip Code)

Registrant's telephone number, including area code: (847) 781-3600

Item 5. Other Events and Regulation FD Disclosure.

        On February 18, 2003, the Registrant issued the press release attached as Exhibit 99.1. The information contained in this press release is incorporated herein by reference.

        Career Education Corporation acquired Formastrat SA and its subsidiaries, also known as the INSEEC Group, for approximately $20.0 million. This purchase price includes the assumption of debt of approximately $3.0 million.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits.

99.1
Press Release of Registrant, dated February 18, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2003
CAREER EDUCATION CORPORATION
	By:	/s/ PATRICK K. PESCH Patrick K. Pesch Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press Release of Registrant, dated February 18, 2003.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index